Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 of Precision Biosciences, Inc. filed on March 1, 2019 of our report dated February 21, 2019 (March 1, 2019 as to Note 15) relating to the financial statements of Precision BioSciences, Inc., appearing in the Prospectus, which is part of that Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

March 13, 2019